INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-48609 of Waste Industries, Inc. (the "Company") on Form S-8 of our reports dated February 28, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.

/S/     DELOITTE & TOUCHE LLP
RALEIGH, NORTH CAROLINA
MARCH 28, 2001

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